Exhibit 99.1

Secure America Acquisition Corporation
(a corporation in the development stage)

For the Period of

May 14, 2007 (Inception)

to

October 29, 2007

Secure America Acquisition Corporation
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Secure America Acquisition Corporation

We have audited the accompanying balance sheet of Secure America Acquisition Corporation (formerly Fortress America Acquisition Corporation II) (a corporation in the development stage) as of October 29, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from May 14, 2007 (inception) to October 29, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure America Acquisition Corporation as of October 29, 2007 and the results of its operations and its cash flows for the period from May 14, 2007 (inception) to October 29, 2007, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 2, 2007

Secure America Acquisition Corporation
(a corporation in the development stage)

Balance Sheet

October 29, 2007

Assets
Current assets:
Cash	$43,932
Investments held in Trust Fund	79,200,000
Prepaid expenses	116,794
Total assets	79,360,726

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$31,694
Accounts payable	188,134
Deferred underwriters’ discounts and commissions	3,200,000
Note payable to stockholder	150,000
Total liabilities	3,569,828

Common subject to possible conversion, 2,999,999 shares at conversion value	22,799,992

Commitment

Stockholders' equity
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued and outstanding	-
Common stock, $.0001 par value, Authorized 50,000,000 shares; 12,500,000 shares issued and outstanding (including 2,999,999 shares subject to possible conversion)	1, 250
Additional paid-in capital	52,994,304
Deficit accumulated during the development stage	(4,648)
Total stockholders' equity	52,990,906
Total liabilities and stockholders' equity	$79,360,726

See Notes to Financial Statements.

Secure America Acquisition Corporation
(a corporation in the development stage)

Statement of Operations

For the Period May 14, 2007 (inception) to October 29, 2007
Income:
Net interest income	$2
Total income	2

Expenses:
Formation and operating costs	4,650

Net loss for the period before income taxes	(4,648)

State and federal income taxes	-

Net loss for the period	$(4,648)

Weighted average number of shares outstanding - basic and diluted	2,559,172

Net loss per share - basic and diluted	$(.00)

See Notes to Financial Statements.

Secure America Acquisition Corporation
(a corporation in the development stage)

Statement of Stockholders' Equity
For the period from May 14, 2007 (inception) to October 29, 2007

			Addition	Deficit Accumulated During the
	Common Stock		paid-in	Development	Stockholders’
	Shares	Amount	capital	Stage	Equity
Common shares issued May 14, 2004 at $.01 per share	2,500,000	$250	$24,750	-	$25,000
Common shares issued October 29, 2007, par value $0.0001, net of underwriters’ discount and offering expenses (includes 2,999,999 shares subject to possible conversion)	10,000,000	1,000	73,694,546	-	73,695,546
Proceeds from private placement of Founder Warrants	-	-	2,075,000	-	2,075,000
Proceeds subject to possible conversion of 2,999,999 shares	-	-	(22,799,992)	-	(22,799,992)
Net Loss	-	-	-	$(4,648)	(4,648)
Balance at October 29, 2007	12,500,000	$1,250	$52,994,304	$(4,648)	$52,990,906

See Notes to Financial Statements

Secure America Acquisition Corporation
(a corporation in the development stage)

Condensed Statement of Cash Flows

For the period May 14, 2007 (inception) to October 29, 2007
Cash flows from operating activities
Net loss	$(4,648)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses	(116,794)
Increase in accrued expenses	1,694
Net cash used in operating activities	(119,748)

Cash flows from investing activities
Investments held in Trust fund	(79,200,000)
Net cash used in investing activities	(79,200,000)

Cash flows from financing activities
Gross proceeds of public offering	80,000,000
Proceeds from private placement of Founder Warrants	2,075,000
Proceeds from notes payable, stockholder	215,000
Payment of note payable, stockholder	(65,000)
Proceeds from sale of shares of common stock	25,000
Payment of costs related to proposed offering	(2,886,320)
Net cash provided by financing activities	79,363,380

Net increase in cash	43,932
Cash at beginning of the period	-
Cash at the end of the period	$43,932

Non cash financing activity:
Accrual of costs of public offering	$218,134
Accrual of deferred underwriters’ discounts and commissions	$3,200,000

See Notes to Financial Statements.

Secure America Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements

1.	Organization and Business Operations

Secure America Acquisition Corporation (the “Company”) was incorporated in Delaware on May 14, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business.

All activity from May 14, 2007 through October 29, 2007 relates to the Company’s formation and public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective October 23, 2007. The Company consummated the Offering on October 29, 2007, issuing 10,000,000 Units at a price of $8.00 per Unit. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, management placed $7.92 per Unit sold in the Offering, or $79,200,000 into a trust account (“Trust Account”) and invested these proceeds in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s affiliates have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that they will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,000,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations. An additional $150,000 of interest earned (net of taxes) on the Trust Account balance may be released to the Company to repay a loan made to the Company by Secure America Acquisition Holdings, LLC.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering (“Founders”), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 2,999,999 shares sold in the Offering may seek conversion of their shares in the event of a Business Combination. Accordingly, a portion of the proceeds of the Offering (29.999% of the amounts placed in the Trust Account other than those related to deferred underwriters’ discounts and commissions as described in Note 3) have been classified as common stock subject to possible conversion in the accompanying balance sheet. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Offering.

Secure America Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements  — (Continued)

On the effective date of the Offering (“Effective Date”), the Company’s Certificate of Incorporation was amended (i) to provide that the Company will continue in existence only until 24 months from the Effective Date of the Offering and (ii) to increase the number of authorized shares to 50,000,000. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk   —   The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes   —   Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $1,580. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at October 29, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share   —   Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 10,000,000 warrants underlying the Units sold in the Offering and the 2,075,000 warrants sold to the initial principal stockholder of the Company (see Note 5) have not been considered in the loss per share calculations as the effect would be anti-dilutive.

Use of Estimates   —   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements   —   Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Initial Public Offering

On October 29, 2007, the Company sold 10,000,000 Units at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.25 commencing on the later of the completion of a Business Combination and 12 months from the Effective Date and expiring four years from the Effective Date. The Company may redeem all of the warrants, at a price of $.01 per warrant upon 30 days’ notice while the warrants are exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the warrants to be sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

Secure America Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements  — (Continued)

The Company agreed to pay the underwriters in the Offering an underwriting discount of 7.0% of the gross proceeds of the Offering. The underwriters were paid an underwriting discount of 3.0% of the gross proceeds of the Offering at closing. However, the underwriters have agreed that 4.0% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination and to forfeit a portion of such payment, on a pro rata basis, to pay converting stockholders (as described in Note1).

3.	Deferred Underwriters’ Discounts and Commissions

Deferred underwriters’ discounts and commissions at October 29, 2007 were $3,200,000. The underwriters have agreed that 4.0% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination and to forfeit a portion of such payment, on a pro rata basis, to pay converting stockholders (as described in Note 1).

4.	Notes Payable to Stockholder

The Company issued an unsecured promissory note in an aggregate principal amount of $150,000 to a stockholder of the Company on June 4, 2007. The note is non-interest bearing and is payable on the earlier of June 4, 2008 or the consummation of a Business Combination. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. The Company issued a second unsecured promissory note in an aggregate principal amount of $65,000 to a stockholder of the Company on October 19, 2007. The note was non-interest bearing and was payable on October 18, 2008. The Company repaid this note on October 29, 2007.

5.	Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of one of the Founders. This affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate a total of $7,500 per month for such services commencing on the Effective Date. The Company records this fee as rent expense. From the Effective Date through October 29, 2007, the Company recorded $1,694 in rent expense under this agreement.

Pursuant to letter agreements which the Founders entered into with the Company and the underwriters, the Founders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Secure America Acquisition Holdings, LLC, the principal initial stockholder of the Company, purchased a total of 2,075,000 warrants (“Founder Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $2,075,000) privately from the Company. This purchase took place simultaneously with the consummation of the Offering. All of the proceeds received from this purchase were placed in the Trust Account. The Founder Warrants are identical to the warrants offered in this offering, except that (i) the Founder Warrants are not subject to redemption, (ii) the Founder Warrants may be exercised on a cashless basis while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, (iii) upon an exercise of the Founder Warrants, the holders of the Founder Warrants will receive unregistered shares of our common stock, and (iv) subject to certain limited exceptions, the Founder Warrants are not transferable until they are released from escrow, as described below, which would only be after the consummation of a Business Combination. The Founder Warrants are differentiated from warrants sold as part of the Units in the Offering through legends contained on the certificates representing the Founder Warrants indicating the restrictions and rights specifically applicable to such Founder Warrants. Secure America Acquisition Holdings, LLC, the holder of the Founder Warrants, is beneficially owned by two of the Company’s independent directors. The Company has determined that the purchase price of $1.00 per Founder Warrant is above the average trading price for warrants of similarly structured blank check companies. Accordingly, the Company believes that the purchase price of the Founder Warrants is greater than the fair value of the warrants included in the Units and, therefore, the Company has not recorded compensation expense upon purchase of the Founder Warrants.

Secure America Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements  — (Continued)

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder forfeits a number of shares issuable upon exercise of the warrant with a market value equal to such aggregate exercise price. Accordingly, the Company will not receive additional proceeds to the extent the Founder Warrants are exercised on a cashless basis. Warrants included in the Units sold in the Offering are not exercisable on a cashless basis and the exercise price with respect to these warrants will be paid directly to the Company. The Founder Warrants have been placed in an escrow account at Continental Stock Transfer & Trust Company, acting as escrow agent, and will not be released from escrow until the later of (i) one year after the consummation of the Offering and (ii) sixty days after the consummation of the Company’s initial Business Combination.

Except for transfers to members of Secure America Acquisition Holdings, LLC, the Founder Warrants are not transferable (except in limited circumstances) or salable by the purchaser until the Company consummates a Business Combination, and are non-redeemable so long as the purchaser or a member transferee holds such warrants. The holders of Founder Warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on the date of the Offering to enable their resale commencing on the date such warrants become exercisable. The Company has elected to make the Founder Warrants non-redeemable in order to provide the purchaser and its member transferees a potentially longer exercise period for those warrants because they bear a higher risk while being required to hold such warrants until the consummation of a Business Combination. With those exceptions, the Founder Warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the Units in this Offering.

Prior to their release from escrow, the Founder Warrants may be transferred (i) to persons or entities controlling, controlled by, or under common control with Secure America Acquisition Holdings, LLC, or to any stockholder, member, partner or limited partner of such entity, or (ii) to family members and trusts of permitted assignees for estate planning purposes, or, upon the death of any such person, to an estate or beneficiaries of permitted assignees; in each case, such transferees will be subject to the same transfer restrictions as Secure America Acquisition Holdings, LLC until after the Company completes its initial Business Combination. If the purchaser or member transferees acquire warrants for their own account in the open market, any such warrants will be redeemable. If the Company’s other outstanding warrants are redeemed and the market price of a share of the Company’s common stock rises following such redemption, holders of the Founder Warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although the Company does not know if the price of its common stock would increase following a warrant redemption. If the Company’s share price declines in periods subsequent to the redemption of the warrants and Secure America Acquisition Holdings, LLC or one of its existing members continue to hold the Founder Warrants, the value of the Founder Warrants still held by such persons may also decline.

Secure America Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements  — (Continued)

6.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.